Exhibit 99.1

Broadwind Energy, Inc. Announces First Quarter 2012 Results

Highlights:

•                  Q1 sales of $54.4 million, up 25% from the prior year quarter

•                  Services orders more than double, gearing orders up 12% from the prior year quarter

•                  Operating expenses declined to 11% of sales from 15% in the prior year quarter

•                  Adjusted EBITDA increased sharply to $1.4 million from $.2 million in the prior year quarter

•                  Q1 cash assets total $11.3 million with $7.1 million available on credit line; steel inventories rise to support higher Q2 tower shipments

NAPERVILLE, Ill., May 9, 2012— Broadwind Energy, Inc. (NASDAQ: BWEN) reported sales of $54.4 million for the first quarter of 2012, a 25% increase compared to $43.5 million in the first quarter of 2011.

The Company reported a net loss from continuing operations of $3.9 million or $.03 per share in the first quarter of 2012, compared to a loss of $4.1 million or $.04 per share during the first quarter of 2011. The modest improvement was primarily due to stronger operating results from the Gearing segment and lower operating expenses, largely offset by $.5 million of restructuring costs and lower tower production compared to the prior year first quarter. The Company reported non-GAAP adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock-based compensation and restructuring) of $1.4 million during the first quarter of 2012, compared to adjusted EBITDA of $.2 million during the first quarter of 2011.

Peter C. Duprey, president and chief executive officer, stated, “Broadwind is off to a good start in 2012, recording solid revenue growth and meeting our objective for positive EBITDA in the first quarter. Our Gearing segment showed significant improvement, both sequentially and year-over-year, as a result of continued diversification into the higher-margin industrial segment, and improved productivity. As we anticipated, tower production was down from the prior year, though volumes are now rising as we build for new customers. We expect utilization in this segment to improve further as we shift a portion of our tower capacity to support our growing non-wind weldments business. Services revenue increased substantially in the quarter, and we continue to reposition this business toward the achievement of positive EBITDA.”

Mr. Duprey concluded, “In summary, Gearing has turned the corner and Services is moving in the right direction. Therefore, our focus for 2012 and 2013 remains to drive operating efficiency while further diversifying our revenue base toward industrial customers and new end-market relationships. Our restructuring program is progressing without disrupting the productivity improvements that we are making in our plants. At quarter-end, $125 million of additional 2012 sales are in backlog. Given this and our first quarter performance, we remain confident that we are well positioned to deliver on our current year objectives of $215-225 million revenue and $8-10 million of adjusted EBITDA, and to further expand our progress toward profitability.”

Orders and Backlog

The company booked $18 million in new orders during the first quarter. Towers orders were light compared to the prior year due mainly to customers accelerating orders into the fourth quarter of 2011 ahead of the scheduled Production Tax Credit expiration. First quarter Gearing orders totaled $11 million, a 12% increase over the prior year first quarter. Services orders in the first quarter totaled $5 million, more than double the prior year first quarter. At March 31, 2012, backlog totaled $164 million, down from $200 million at year end, partly attributable to the wind-down of a customer’s multi-year framework agreement. In the Gearing segment, 97% of orders received in the current year first quarter were from oil and gas, mining and other industrial customers.

Segment Results

Towers and Weldments

Broadwind Energy fabricates specialty weldments for wind, oil and gas, mining and other industrial applications, specializing in the production of wind turbine towers.

Towers and Weldments segment sales totaled $35.2 million in the first quarter of 2012, compared to $28.2 million in the first quarter of 2011. Revenue increased 25% despite a 19% decrease in the volume of tower sections manufactured in the first quarter of 2012 compared to 2011. The prior year quarter included a heavy mix of fabrication-only tower sections, which have a relatively higher margin on lower reported sales. Growth in weldments revenue also contributed to higher revenue relative to last year’s quarter. Non-GAAP adjusted EBITDA for the first quarter was $2.3 million in 2012, compared to $3.6 million in 2011. Non-GAAP adjusted EBITDA decreased from last year as a result of the decrease in tower volume, and a lower margin sales mix. Towers and Weldments segment operating income for the first quarter of 2012 was $1.0 million, compared to $2.4 million in 2011.

Gearing

Broadwind Energy engineers, builds and remanufactures precision gears and gearing systems for wind, oil and gas and mining applications.

Gearing segment sales totaled $16.0 million in the first quarter of 2012, compared to $13.6 million in the first quarter of 2011. The increase was due primarily to a 73% increase in industrial gearing sales, partially offset by a decrease in wind gearing sales of 39%, compared to the first quarter of 2011. Non-GAAP adjusted EBITDA for the first quarter of 2012 was $1.8 million, compared to $.2 million in the prior year first quarter, with the increase resulting from growth in higher-margin industrial sales volumes and greater operating productivity and efficiencies, including lower scrap expense. The Gearing segment operating loss for the first quarter of 2012 improved to $1.1 million, versus a loss of $2.4 million in 2011, and included $.4 million in restructuring expenses associated with the manufacturing plant consolidation.

Services

Broadwind Energy specializes in non-routine drivetrain and blade maintenance services. The Company also offers comprehensive installation support and field services to the wind industry.

Revenue from the Services segment was $3.4 million in the first quarter of 2012, compared with $1.8 million in the first quarter of 2011. The increase in revenue was primarily the result of increased field service and blade activity, as well as new revenue derived from the company’s drivetrain service center, which was not operational until late in first-quarter 2011. Non-GAAP adjusted EBITDA for the first quarter was a loss of $.9 million, compared to a loss of $1.1 million in the prior year first quarter, improving as a result of higher volumes, partially offset by increased operating expenses associated with the drivetrain services expansion. Services segment operating loss in the first quarter 2012 was $1.6 million, compared to a loss of $1.4 million in the first quarter of 2011.

Corporate and Other

Corporate and other expenses totaled $2.2 million in the first quarter of 2012, compared to $2.6 million in the first quarter of 2011. The decrease was primarily attributable to lower employee compensation and professional services expenses.

For the company in total, operating expenses declined to $6.2 million, or 11% of revenue, down from $6.6 million, or 15% of revenue in the prior year period.

The future income tax benefits associated with the current period loss are offset by an increase in the valuation allowance; therefore the effective federal tax rate is zero. As of the prior year-end, cumulative federal net operating loss carry-forwards totaled $136 million.

Cash and Liquidity

At March 31, 2012, cash, marketable securities and short-term investments on hand totaled $11.3 million and $2.9 million of the Company’s $10 million credit line was drawn.

During the quarter, operating working capital increased to $16.0 million, or 7.4% of annualized first quarter 2012 sales. The $2.0 million increase from December 31, 2011 was due to a $9.0 million increase in inventory levels primarily related to steel for tower sections, largely offset by a $7.5 million increase in payables to suppliers. The increased steel inventory supports higher tower deliveries scheduled for the second quarter.

During the quarter, debt and capitalized lease obligations decreased by $.7 million to $13.1 million, and the company was in compliance with all covenants.

About Broadwind Energy, Inc.

Broadwind Energy (NASDAQ: BWEN) applies decades of deep industrial expertise to innovate integrated solutions for customers in the energy and infrastructure markets. From gears and gearing systems for wind, oil and gas and mining applications to wind towers, to comprehensive remanufacturing of gearboxes and blades, to operations and maintenance services, and specialty weldments, we have solutions for the energy needs of the future. With facilities throughout the U.S., Broadwind Energy’s talented team of 800 employees is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com.

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995—that is, statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words. These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. The Company’s forward looking statements may include or relate to the Company’s plans to grow its business and its expectations regarding its operations, revenue growth, profitability and the business of its customers; the Company’s expectations regarding its plan to restructure its operations by consolidating its operations; the sufficiency of the Company’s working capital; the Company’s expectations regarding the state of the wind energy market, and the regulatory frameworks affecting the wind energy industry, as well as the Company’s expectations relating to the economic downturn and the potential impact on its business and the business of its customers. For further discussion of risks and uncertainties, individuals should refer to the Company’s SEC filings. The Company undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. All forward-looking statements are qualified in their entirety by this cautionary statement.

CONTACT:

Broadwind — John Segvich, 630.995.7137, john.segvich@bwen.com

LHA — Jody Burfening/Carolyn Capaccio, 212.838.3777, ccapaccio@lhai.com

BROADWIND ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	March 31,	December 31,
	2012	2011
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,857	$13,340
Restricted cash	404	876
Accounts receivable, net of allowance for doubtful accounts of $539 and $438 as of March 31, 2012 and December 31, 2011, respectively	23,199	25,311
Inventories, net	32,368	23,355
Prepaid expenses and other current assets	3,350	4,033
Assets held for sale	8,050	8,052
Total current assets	78,228	74,967
Property and equipment, net	84,760	87,766
Intangible assets, net	8,999	9,214
Other assets	819	944
TOTAL ASSETS	$172,806	$172,891

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Lines of credit and notes payable	$1,586	$1,566
Current maturities of long-term debt	604	636
Current portions of capital lease obligations	924	965
Accounts payable	24,945	17,358
Accrued liabilities	4,619	5,749
Customer deposits	14,600	17,328
Liabilities held for sale	4,583	4,833
Total current liabilities	51,861	48,435

LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	4,598	4,797
Long-term capital lease obligations, net of current portions	827	975
Other	856	825
Total long-term liabilities	6,281	6,597

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 150,000,000 shares authorized; 139,854,757 and 139,779,197 shares issued and outstanding as of March 31, 2012 and December 31, 2011, respectively	140	140
Additional paid-in capital	370,788	370,123
Accumulated deficit	(256,264)	(252,404)
Total stockholders’ equity	114,664	117,859
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$172,806	$172,891

BROADWIND ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended March 31,
	2012	2011

Revenues	$54,443	$43,530
Cost of sales	51,822	40,951
Restructuring	389	—
Gross profit	2,232	2,579

OPERATING EXPENSES:
Selling, general and administrative	5,883	6,337
Intangible amortization	215	215
Restructuring	75	—
Total operating expenses	6,173	6,552
Operating loss	(3,941)	(3,973)

OTHER (EXPENSE) INCOME, net:
Interest expense, net	(262)	(273)
Other, net	363	210
Total other (expense) income, net	101	(63)

Net loss from continuing operations before provision for income taxes	(3,840)	(4,036)
Provision for income taxes	20	17
LOSS FROM CONTINUING OPERATIONS	(3,860)	(4,053)
LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	—	(1,127)
NET LOSS	$(3,860)	$(5,180)

NET LOSS PER COMMON SHARE - BASIC AND DILUTED:
Loss from continuing operations	$(0.03)	$(0.04)
Loss from discontinued operations	—	(0.01)
Net loss	$(0.03)	$(0.05)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - Basic and diluted	139,796	107,108

BROADWIND ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Three Months Ended March 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,860)	$(5,180)
Loss from discontinued operations	—	1,127
Loss from continuing operations	(3,860)	(4,053)

Adjustments to reconcile net cash provided by (used in) operating activities:
Depreciation and amortization expense	3,950	3,501
Stock-based compensation	665	369
Allowance for doubtful accounts	134	163
Common stock issued under defined contribution 401(k) plan	—	149
Loss on disposal of assets	23	82
Changes in operating assets and liabilities:
Accounts receivable	1,988	(1,213)
Inventories	(9,007)	984
Prepaid expenses and other current assets	932	(70)
Accounts payable	7,588	(2,811)
Accrued liabilities	(1,118)	(41)
Customer deposits	(2,729)	12,247
Other non-current assets and liabilities	35	(136)
Net cash (used in) provided by operating activities of continued operations	(1,399)	9,171

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of logistics business	125	761
Purchases of available for sale securities	—	(102)
Purchases of property and equipment	(715)	(2,380)
Proceeds from disposals of property and equipment	6	110
Decrease in restricted cash	472	—
Net cash used in investing activities of continued operations	(112)	(1,611)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on lines of credit and notes payable	(708)	(467)
Principal payments on capital leases	(264)	(233)
Net cash used in financing activities of continued operations	(972)	(700)

DISCONTINUED OPERATIONS:
Operating cash flows	—	(777)
Investing cash flows	—	—
Financing cash flows	—	(83)
Net cash used in discontinued operations	—	(860)

Add: Cash balance of discontinued operations, beginning of period	—	530
Less: Cash balance of discontinued operations, end of period	—	—

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(2,483)	6,530

CASH AND CASH EQUIVALENTS, beginning of the period	13,340	15,331
CASH AND CASH EQUIVALENTS, end of the period	$10,857	$21,861

Supplemental cash flow information:

Interest paid, net of capitalized interest	$268	$254
Income taxes paid	$6	$48
Non-cash investing and financing activities:

Issuance of restricted stock grants	$409	$146
Common stock issued under defined contribution 401(k) plan	$—	$149

BROADWIND ENERGY, INC. AND SUBSIDIARIES

SELECTED SEGMENT FINANCIAL INFORMATION

(IN THOUSANDS)

	For the Three Months Ended March 31,
	2012	2011
REVENUES:
Towers and Weldments	$35,169	$28,170
Gearing	16,032	13,553
Services	3,442	1,828
Corporate and Other	(200)	(21)
Total revenues	$54,443	$43,530

OPERATING (LOSS) PROFIT:
Towers and Weldments	$1,005	$2,420
Gearing	(1,121)	(2,397)
Services	(1,623)	(1,354)
Corporate and Other	(2,202)	(2,642)
Total operating loss	$(3,941)	$(3,973)

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, the Company’s management believes that certain non-GAAP financial measures may provide users of this financial information with meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain infrequently occurring or non-operational items that impact the overall comparability. See the table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended March 31, 2012 and 2011. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.

Consolidated

	Three Months Ended March 31,
	2012	2011
Operating (Loss) Profit	$(3,941)	$(3,973)
Depreciation	3,441	3,286
Amortization	215	215
Share-based compensation and other stock payments	850	487
Other Income (Expense)	363	210
Restructuring Expense	464	—
Total Adjusted EBITDA (Non-GAAP)	$1,392	$225

Towers and Weldments Segment

	Three Months Ended March 31,
	2012	2011
	(unaudited)

Operating (Loss) Profit	$1,005	$2,420
Depreciation	876	879
Share-based compensation and other stock payments	198	142
Other Income (Expense)	187	147
Total Adjusted EBITDA (Non-GAAP)	$2,266	$3,588

Gearing Segment

	Three Months Ended March 31,
	2012	2011
	(unaudited)
Operating (Loss) Profit	$(1,121)	$(2,397)
Depreciation	2,163	2,307
Amortization	215	215
Share-based compensation and other stock payments	157	106
Other Income (Expense)	13	(78)
Restructuring Expense	407	—
Total Adjusted EBITDA (Non-GAAP)	1,834	153

Services Segment

	Three Months Ended March 31,
	2012	2011
	(unaudited)
Operating (Loss) Profit	$(1,623)	$(1,354)
Depreciation	385	56
Share-based compensation and other stock payments	92	37
Other Income (Expense)	163	141
Restructuring Expense	46	—
Total Adjusted EBITDA (Non-GAAP)	$(937)	$(1,120)

Corporate and Other

	Three Months Ended March 31,
	2012	2011
	(unaudited)
Operating (Loss) Profit	$(2,202)	$(2,642)
Depreciation	17	44
Share-based compensation and other stock payments	403	202
Restructuring Expense	11	—
Total Adjusted EBITDA (Non-GAAP)	$(1,771)	$(2,396)